UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURREN REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2024

STRAN & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41038	04-3297200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Heritage Drive, Suite 600, Quincy, MA	02171
(Address of principal executive offices)	(Zip Code)

800-833-3309
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SWAG	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $4.81375	SWAGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 26, 2024, Stran & Company, Inc., a Nevada corporation (the “Company”), filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission (the “SEC”) reporting the completion of the previously announced Bangarang Transaction (as defined below). In the Original Report, the Company indicated that it would amend the Original Report at a later date to include any financial statements and any pro forma financial information required by Item 9.01 of Form 8-K.

On November 5, 2024, the Company filed a Current Report on Form 8-K/A (Amendment No. 1) (the “First Amended Report”) with the SEC, which amended the Original Report to include the financial statements required under Item 9.01(a) of Form 8-K, which were filed as Exhibit 99.1 and Exhibit 99.2 to the First Amended Report. The First Amended Report stated that the Company would file an additional Current Report on Form 8-K/A to further amend the Original Report to include the pro forma financial information required by Item 9.01(b) of Form 8-K as soon as practicable.

This Current Report on Form 8-K/A (Amendment No. 2) is being filed to amend the Original Report, as amended by the First Amended Report, to provide the pro forma financial information required by Item 9.01(b) of Form 8-K. The pro forma financial information included in this Form 8-K/A has been presented for informational purposes only, as required by Form 8-K. It does not purport to represent the actual results of operations that the Company and Bangarang (as defined below) would have achieved had the companies been combined during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the combined company may achieve after the transactions.

The disclosure contained in Item 2.01 of the Original Report is repeated below for convenience. No other changes have been made to the Original Report, as amended by the First Amended Report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 23, 2024, Stran Loyalty Solutions, LLC, a Nevada limited liability company (the “Purchaser”), a wholly-owned subsidiary of the Company, entered into a Secured Party Sale Agreement, dated as of August 23, 2024 (the “Sale Agreement”), with Sallyport Commercial Finance, LLC, a Delaware limited liability company (“Secured Party”), pursuant to which the Purchaser agreed to purchase, on an as-is basis, all of the rights and interests of Bangarang Enterprises, LLC, a California limited liability company (d/b/a Gander Group) (“Bangarang”), in and to substantially all of the assets of Bangarang (the “Bangarang Assets”) from Secured Party as a private sale pursuant to Article 9 of the Uniform Commercial Code (the “Bangarang Transaction”).

Under the Sale Agreement, the aggregate consideration for the Bangarang Assets consisted of (a) cash payments by the Purchaser to Secured Party of $1,098,800 (the “Cash Purchase Price”), and (b) the assumption by the Purchaser of certain liabilities totaling approximately $5.5 million (the “Assumed Liabilities”), subject to adjustments, as described below, at and following the Closing (as defined below), including the payment at the Closing of $150,000 to Warson Capital Partners, LLC, an investment banking firm retained by Bangarang, for its fees and expenses with respect to the Bangarang Transaction, including the marketing for sale of the Bangarang Assets (the “Transaction Expense Payment”).

At the consummation of the transactions contemplated by the Sale Agreement (the “Closing”), the Purchaser paid the Cash Purchase Price and assumed the Assumed Liabilities, including the payment of the Transaction Expense Payment. As a result of the Closing, the Company indirectly acquired substantially all of the assets of Bangarang, including all of the equity of Gander Group Louisiana, LLC, a Louisiana limited liability company (“GGLA”), which will be a wholly-owned subsidiary of the Purchaser.

The Sale Agreement contains an avoidance claim provision acknowledging that, prior to the Closing, Secured Party will have given Bangarang credit for Secured Party’s receipt of payment instruments that, on or after the date of the Closing (the “Closing Date”), (i) may not clear or may be rescinded by the bank for insufficient funds, stop payment, or the like (a “Returned Item”), or (ii) may be sought to be recovered from Secured Party on the assertion that such payment is avoidable under the Bankruptcy Code or under state law as a preference, fraudulent transfer, or otherwise (“Avoidance Claim”), and that, but for the transactions contemplated by the Sale Agreement, Secured Party would have been able to look to the accounts factored by Secured Party under the Factor Purchase Agreement (as defined by the Sale Agreement) for reimbursement or recovery of losses attendant to such Returned Items or Avoidance Claims. In light of the foregoing, Secured Party and the Purchaser agreed as follows: (a) In the event any of the payments, received by Secured Party and credited to Bangarang’s indebtedness as of the Closing Date, become a Returned Item on or after the Closing Date, Secured Party will notify the Purchaser, and the Purchaser will promptly remit funds to reimburse Secured Party for the Returned Item; and (b) in the event any of the payments received by Secured Party and/or credited to Bangarang’s indebtedness as of the Closing Date are recoverable as a result of an account debtor bankruptcy that occurs within ninety (90) days of any such payment having been made, the Purchaser will pay to Secured Party, on demand in writing, the amount of such Avoidance Claim. Additionally, the Purchaser shall indemnify and hold Secured Party harmless from and against any out-of-pocket loss, liability, claim, damage or expense, including reasonable attorneys’ fees incurred (including those incurred at all trial and appellate levels) arising out of or relating to any Avoidance Claim. The Sale Agreement also provides that, commencing after the Closing Date, all sums standing to the credit of Bangarang with Secured Party as of the Closing Date, including any unpaid purchase price with respect to all outstanding factored accounts, will be paid over by Secured Party as and when payable under the terms of the Factor Purchase Agreement, subject to Secured Party’s rights under the Factor Purchase Agreement; and all proceeds of accounts that Secured Party charged back to Bangarang under the terms of the Factor Purchase Agreement during the ninety (90) day period prior to the Closing Date will likewise be applied to the obligations of the Purchaser under the Sale Agreement.

In addition, on August 23, 2024, Bangarang and the Purchaser entered into a Release Agreement, dated as of August 23, 2024 (the “Release Agreement”). Under the Release Agreement, Bangarang granted a full and complete waiver and release of the Purchaser and its affiliates of any non-competition, non-solicitation, or similar restrictive covenants of any parties owed to Bangarang or any of its affiliates. The Release Agreement also provides that Bangarang will promptly remit the Bangarang Assets and any security deposits, checks, cash, payments, mail or other communications relating to the Bangarang Assets or the Assumed Liabilities that are received by Bangarang after the Closing Date. Bangarang will also be required to take certain steps following the Closing Date to facilitate the orderly wind-down of Bangarang, including retaining a chief wind-down officer. In addition, pursuant to the Release Agreement, on the Closing Date, and in addition to the payment of the Cash Purchase Price to Secured Party and the assumption of the Assumed Liabilities under the Sale Agreement, the Purchaser tendered to Bangarang $370,000, which was required to be paid via wire transfer to Bangarang in an account controlled exclusively by the chief wind-down officer.

The foregoing description of the Sale Agreement and the Release Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sale Agreement and the Release Agreement, redacted copies of which are filed as Exhibit 2.1 and Exhibit 2.2 to this Current Report, respectively. The foregoing description has been included to provide investors and security holders with information regarding the terms of the Sale Agreement and the Release Agreement and is qualified in its entirety by the terms and conditions of the Sale Agreement and the Release Agreement, respectively. It is not intended to provide any other factual information about the Company, the Purchaser, Bangarang, Secured Party, or their respective subsidiaries and affiliates. The Sale Agreement and the Release Agreement contain representations, warranties and covenants by each of the parties to the Sale Agreement and the Release Agreement, respectively, which were made only for purposes of the Sale Agreement and the Release Agreement, respectively, and as of respective specified dates. The representations, warranties and covenants in the Sale Agreement and the Release Agreement were made solely for the benefit of the parties to the Sale Agreement and the Release Agreement, respectively, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Sale Agreement and the Release Agreement, respectively, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Sale Agreement and the Release Agreement, respectively, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

There were no material relationships, other than in respect of the Bangarang Transaction, the Sale Agreement, and the Release Agreement, between the Secured Party or Bangarang and the Company, the Purchaser, any of the Company’s or the Purchaser’s affiliates, including any director or officer of the Company or the Purchaser, or any associate of any director or officer of the Company or the Purchaser.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma combined statements of operations for the year ended December 31, 2023 and six-month period ended June 30, 2024 for the Company and Bangarang are included as Exhibit 99.1 hereto.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1*+	Secured Party Sale Agreement, dated as of August 23, 2024, between Stran Loyalty Solutions, LLC and Sallyport Commercial Finance, LLC (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on August 26, 2024)
2.2*	Release Agreement, dated as of August 23, 2024, between Bangarang Enterprises, LLC and Stran Loyalty Solutions, LLC (incorporated by reference to Exhibit 2.2 of the Current Report on Form 8-K filed on August 26, 2024)
99.1	Unaudited pro forma combined statements of operations of Stran & Company, Inc. and Bangarang Enterprises, LLC for the fiscal year ended December 31, 2023 and the six months ended June 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been omitted in compliance with Regulation S-K Item 601(b)(2)(ii) because the Company has determined that the information is not material and is the type that the Company treats as private or confidential.

+	The schedules and other attachments to this exhibit have been omitted. The Company agrees to furnish a copy of any omitted schedules or attachments to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2025	STRAN & COMPANY, INC.

/s/ Andrew Shape
	Name:	Andrew Shape
	Title:	President and Chief Executive Officer

5